Exhibit 10.15

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”), dated June 15, 2011, is between ULTRAGENYX PHARMACEUTICAL INC. (the “Company”) and EMIL D. KAKKIS, M.D., PH.D. (“Executive”).

I. POSITION AND RESPONSIBILITIES

A. Position. Executive is employed by the Company to render services to the Company in the position of President and Chief Executive Officer. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Board of Directors of the Company (the “Board”). Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Executive shall report to the Board.

B. Other Activities. Except upon the prior written consent of the Company duly authorized by the Board, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage). Executive will devote his best efforts and substantially all of his business time and attention to the business of the Company. Notwithstanding the foregoing, the Company agrees that Executive may continue his present involvement with the not-for-profit activities of the Kakkis Everylife Foundation, provided that (a) such activities do not interfere with the performance of Executive’s duties and responsibilities to the Company or create a conflict of interest with the Company, and (b) Executive will not utilize any Company employees or personnel, Company premises or any Company funds or resources for such activities.

C. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity.

II. COMPENSATION AND BENEFITS

A. Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary at the rate of Three Hundred Thousand Dollars ($300,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted in the sole discretion of the Board or the compensation committee thereof.

B. Stock Compensation. Executive may also be eligible to receive grants of options to purchase shares of common stock of the Company or other equity compensation in accordance with the terms of the Company’s 2011 Stock Compensation Plan (the “Stock Compensation Plan”). Any such grants shall be in the sole discretion of the Company’s Board of Directors or

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the compensation committee thereof. Executive’s entitlement to any receive any options or other equity compensation that may be approved is conditioned upon Executive’s signing of the appropriate stock compensation agreement and is subject to its terms and the terms of the Stock Compensation Plan under which the options or other equity compensation are granted, including vesting requirements.

C. Benefits. Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

D. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s expense reimbursement guidelines.

III. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

A. At-Will Termination by Company. Executive’s employment with the Company shall be “at-will” at all times. The Company, by due authorization of the Board, may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease, except as otherwise provided herein.

B. Severance. Except in situations where the employment of Executive is terminated For Cause, By Death or By Disability (as defined in Section IV below), in the event that the Company terminates Executive’s employment at any time, Executive will be eligible to receive an amount equal to six (6) months of Executive’s then-current Base Salary, payable in the form of salary continuation (“Severance”). Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period, and Executive shall promptly report all such remuneration to the Company in writing. Executive’s eligibility for the foregoing Severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A and such release becoming effective. Executive shall not be entitled to any Severance if Executive’s employment is terminated For Cause, By Death or By Disability (as described in Section IV below) or if Executive’s employment is terminated by Executive.

IV. OTHER TERMINATIONS BY COMPANY

A. Termination for Cause. For purposes of this Agreement, “For Cause” shall mean: (i) Executive commits a felony or any crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within ten (10) days after written notice to Executive from the Company; or (iv) Executive willfully refuses to implement or follow a lawful policy or directive

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of the Company, which breach is not cured within ten (10) days after written notice to Executive from the Company. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of the Company under law; and thereafter all obligations of the Company under this Agreement shall cease.

B. By Death. Executive’s employment shall terminate automatically upon Executive’s death (such termination, “By Death”). The Company shall pay to Executive’s beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

C. By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment (such termination, “By Disability”). The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

V. TERMINATION BY EXECUTIVE

A. At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon four (4) weeks’ advance written notice. During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive all compensation to which Executive is entitled up through the last day of employment. Thereafter all obligations of the Company shall cease.

B. Termination for Good Reason After Change of Control. Executive’s termination shall be for “Good Reason” if Executive provides written notice to the Company of the Good Reason within six months of the event constituting Good Reason and provides the Company with a period of twenty days to cure the Good Reason and the Company fails to cure the Good Reason within that period. For purposes of this Agreement, “Good Reason” shall mean any of the following events if (i) the event is effected by the Company without the consent of Executive and (ii) such event occurs after a Change in Control (as hereinafter defined): (A) a change in Executive’s position with Employer which materially reduces Executive’s level of responsibility; (B) a material reduction in Executive’s Base Salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; or (C) a relocation of Executive’s principal place of employment by more than fifty miles. In such event Executive may terminate his employment for Good Reason, in which case Executive

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will be eligible to receive an amount equal to twelve (12) months of Executive’s then-current Base Salary payable in the form of salary continuation. Executive’s eligibility for severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A. Such Severance shall be reduced by any remuneration paid to Executive because of Executive’s employment or self-employment during the severance period, and Executive shall promptly report all such remuneration to the Company or its successor in writing. Thereafter all obligations of the Company or its successor under this Agreement shall cease.

C. “Change of Control.” For purposes of this Agreement, “Change of Control” shall mean a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company or by a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent of the total combined voting power of the outstanding securities of the Company.

VI. TERMINATION OBLIGATIONS

A. Return of Property. Executive agrees that all property (including without limitation all equipment, tangible proprietary information, documents, records, notes, contracts and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

B. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

VII. COMPANY REPURCHASE OPTION UPON TERMINATION OF EMPLOYMENT

Executive and his wife shall sign and be bound by the Founder’s Stock Repurchase Agreement, which is attached as Exhibit C.

VIII. INVENTIONS AND PROPRIETARY INFORMATION; PROHIBITION ON THIRD PARTY INFORMATION

A. Proprietary Information Agreement. Executive agrees to sign and be bound by the terms of the Company’s Confidential Information and Inventions Assignment Agreement, which is attached as Exhibit B (“Proprietary Information Agreement”).

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IX. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly Board-authorized representative of the Company other than Executive. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

X. ASSIGNMENT; BINDING EFFECT

A. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

B. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

XI. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

Ultragenyx Pharmaceuticals Inc.

77 Digital Drive, Suite 210

Novato, CA 94949

Attn: Legal

Executive’s Notice Address:

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XII. SEVERABILITY

If any provision of this Agreement shall be held by a court to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

XIII. TAXES

All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by Executive. Notwithstanding any other provision of this Agreement whatsoever, the Company, in its sole discretion, shall have the right to provide for the application and effects of Section 409A of the Code (relating to deferred compensation arrangements) and any related administrative guidance issued by the Internal Revenue Service. The Company shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of publicly-traded companies); in such event, the payment(s) at issue may not be made before the date which is six (6) months after the date of Executive’s separation from service, or, if earlier, the date of death.

XIV. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

XV. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

XVI. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this agreement, including but not limited to Exhibits B, shall survive the termination of employment and the termination of this Agreement.

XVII. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

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XVIII. AUTHORITY

Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

XIX. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements, except for agreements specifically referenced herein (including the Confidentiality and Inventions Assignment Agreement attached as Exhibit B). To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

XX. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

UGENYX PHARMACEUTICAL INC.		EMIL D. KAKKIS, M.D., PH.D.

/s/ Emil Kakkis		/s/ Emil Kakkis
Signature		Signature
Title	CEO
Date	6/14/2011	Date	6/14/2011

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Exhibit A

General Release of Claims

EMIL D. KAKKIS (“You”) and ULTRAGENYX PHARMACEUTICAL INC. (the “Company”) have agreed to enter into this General Release of Claims (“Release”) on the following terms:

In exchange for the severance benefits set forth in your Executive Employment Agreement dated April _, 2011 (the “Agreement”), you and your representatives completely release the Company, its affiliated, related, parent or subsidiary corporations, and its and their present and former directors, officers, and employees (the “Released Parties”) from all claims of any kind, known and unknown, which you may now have or have ever had against any of them, or arising out of your relationship with any of them, including all claims arising from your employment or the termination of your employment, whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction (“Released Claims”). By way of example and not in limitation, the Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, and the California Fair Employment and Housing Act, or any other comparable state or local law, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional misrepresentation, and defamation and any claims for attorneys’ fees. The parties intend for this release to be enforced to the fullest extent permitted by law. You understand that you are not waiving any right or claim that cannot be waived as a matter of law, such as workers’ compensation or unemployment insurance benefits.

You further agree that because this Release Certificate specifically covers known and unknown claims, you waive your rights under Section 1542 of the California Civil Code or under any other comparable law of another jurisdiction that limits a general release to claims that are known to exist at the date of this release. Section 1542 of the California Civil Code states as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

You agree not to file or initiate any lawsuit concerning the Released Claims. You understand that this paragraph does not prevent you from filing a charge with or participating in an investigation by a governmental administrative agency; provided, however, that you hereby waive any right to receive any monetary award resulting from such a charge or investigation.

You acknowledge that the release of claims under the Age Discrimination in Employment Act (“ADEA”) is subject to special waiver protection. Therefore, you acknowledge the following: (a) you have had 21 days to consider this Release (but may sign it at any time beforehand if you so desire); (b) you can consult an attorney in doing so; (c) you can revoke this Release within seven (7) days of signing it by sending a certified letter to that effect to [name and address]; and that (d) this Release shall not become effective or enforceable and no severance benefits shall be provided until the 7-day revocation period has expired.

A-1

The parties agree that this Release and the Agreement contain all of their agreements and understandings with respect to their subject matter, and may not be contradicted by evidence of any prior or contemporaneous agreement, except to the extent that the provisions of any such agreement have been expressly referred to in this Release or the Agreement as having continued effect. It is agreed that this Release shall be governed by the laws of the State of California. If any provision of this Release or its application to any person, place, or circumstance is held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Release and such provision as applied to other person, places, and circumstances will remain in full force and effect.

Please note that this Release may not be signed before the last day of your employment with the Company, and that your eligibility for benefits is conditioned upon meeting the terms set forth in the Agreement.

EMIL D. KAKKIS	[Name of Company Signatory] ULTRAGENYX PHARMACEUTICAL INC.

Date:	Date:

Exhibit B

Confidential Information and

Invention Assignment Agreement

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ULTRAGENYX PHARMACEUTICAL INC.

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

Employee Name: Emil Kakkis

Effective Date: June 15, 2011

As a condition of my employment being continued by Ultragenyx Pharmaceutical Inc., a Delaware corporation, or any of its current or future subsidiaries, affiliates, successors or assigns, (collectively, “Ultragenyx”) and in consideration of my employment with Ultragenyx and my receipt of the compensation now and hereafter paid to me by Ultragenyx.

1. Relationship.

This Agreement will apply to my employment relationship with Ultragenyx and any of its predecessors in interest, including without limitation Ultragenyx Pharmaceutical, Inc., a California corporation (collectively, the “Company”). If that relationship ends and the Company, within a year thereafter, either re-employs me or engages me as a consultant, I agree that this Agreement will also apply to such later employment or consulting relationship, unless the Company and I otherwise agree in writing. Any such employment or consulting relationship between the Company and me, whether commenced prior to, upon or after the date of this Agreement, is referred to herein as the “Relationship.”

2. Confidential Information.

(a) Protection of Information. I agree, at all times during the term of the Relationship and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform my obligations to the Company under the Relationship, and not to disclose to any person, firm, corporation or other entity, without written authorization from the Company in each instance, any Confidential Information (as defined below) that I obtain, access or create during the term of the Relationship, whether or not during working hours, until such Confidential Information becomes publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) Confidential Information. I understand that “Confidential Information” means (i) all information, irrespective of form, and all physical materials concerning the Company’s business, technology, business relationships or financial affairs not generally known or available outside the Company and (ii) all information, irrespective of form, and all physical material entrusted to the Company in confidence by third parties. By way of illustration, and not limitation, Confidential Information includes, without limitation: (i) Company Inventions (as defined below); (ii) Company’s databases, all data and information incorporated in such databases and all schema for organizing such database; (iii) operational and technological information, including plans, specifications, manuals, forms, templates, designs, methods, procedures, formulas, discoveries, improvements, concepts and ideas, technical data, trade secrets, know-how, research, product or service ideas or plans, software (including, without limitation, software codes and designs), developments, inventions, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, (iv) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections, lists of, or information relating to, suppliers and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, (v) business plans, financial forecasts, historical financial data, budgets or other business information, financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists (vi) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (vii) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents, in each of the foregoing cases as disclosed and/or otherwise made available to me by the Company either directly or indirectly, whether in writing, electronically, orally, or by observation.

(c) Third Party Information. My agreements in this Section 2 are intended to be for the benefit of the Company and any third party that has entrusted information or physical material to the Company in confidence.

(d) Other Rights. This Agreement is intended to supplement, and not to supersede, any rights the Company may have in law or equity with respect to the protection of trade secrets or confidential or proprietary information.

3. Ownership of Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a complete list describing with particularity all Inventions (as defined below) that, as of the Effective Date, belong solely to me or belong to me jointly with others, and that relate in any way to any of the Company’s proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Inventions at the time of signing this Agreement.

(b) Use or Incorporation of Inventions. If in the course of the Relationship, I use or incorporate into a product, process or machine any Invention not covered by Section 3(d) of this Agreement in which I have an interest, I will promptly so inform the Company. Whether or not I give such notice, I hereby irrevocably grant to the Company a nonexclusive, fully paid-up, royalty-free, assumable, perpetual, worldwide license, with right to transfer and to sublicense, to practice and exploit such Invention and to make, have made, copy, modify, make derivative works of, use, sell, import, and otherwise distribute under all applicable intellectual properties without restriction of any kind.

(c) Inventions. I understand that “Inventions” means discoveries, developments, concepts, designs, ideas, know how, improvements, inventions, trade secrets and/or original works of authorship, whether or not patentable, copyrightable or otherwise legally protectable. I understand this includes, but is not limited to, any new product, machine, article of manufacture, biological material, method, procedure, process, technique, use, equipment, device, apparatus, system, compound, formulation, composition of matter, design or configuration of any kind, or any improvement thereon. I understand that “Company Inventions” means any and all Inventions that I may solely or jointly author, discover, develop, conceive, or reduce to practice during the period of the Relationship, except as otherwise provided in Section 3(g) below.

(d) Assignment of Company Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all Company Inventions. I further acknowledge that all Company Inventions that are made by me (solely or jointly with others) within the scope of and during the period of the Relationship are “works made for hire” (to the greatest extent permitted by applicable law) and are compensated by my compensation (equity vesting and/or salary). I hereby waive and irrevocably quitclaim to the Company or its designee any and all claims, of any nature whatsoever, that I now have or may hereafter have for infringement of any and all Company Inventions.

(e) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Company Inventions made by me (solely or jointly with others) during the term of the Relationship. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company’s business. I agree to deliver all such records (including any copies thereof) to the Company at the time of termination of the Relationship as provided for in Sections 4 and 5.

(f) Patent and Copyright Rights. I agree to assist the Company, or its designee, at its expense, in every proper way to secure the Company’s, or its designee’s, rights in the Company Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company or its designee shall deem necessary in order to apply for, obtain, maintain and transfer such rights, or if not transferable, waive such rights, and in order to assign and convey to the Company or its designee, and any successors, assigns and nominees the sole and exclusive right, title and interest in and to such Company Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue during and at all times after the end of the Relationship and until the expiration of the last such intellectual property right to expire in any country of the world. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters of patents, copyright, mask work and other registrations related to such Company Inventions. This power of attorney is coupled with an interest and shall not be affected by my subsequent incapacity.

(g) Exception to Assignments. I understand that the Company Inventions will not include, and the provisions of this Agreement requiring assignment of inventions to the Company do not apply to, any invention which qualifies fully for exclusion under the provisions of applicable state law, if any, attached hereto as Exhibit B.

4. Company Property; Returning Company Documents. I acknowledge and agree that I have no expectation of privacy with respect to the Company’s telecommunications, networking or information processing systems (including, without limitation, files, e-mail messages, and voice messages). The Company has no rights to access personal or private telecommunications, networking, or information processing systems (including, without limitation, files, e-mail messages, and voice messages). I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I agree that, at the time of termination of the Relationship, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any of the aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns.

5. Termination Certification. In the event of the termination of the Relationship, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit C; however, my failure to sign and deliver the Termination Certification shall in no way diminish my continuing obligations under this Agreement.

6. Solicitation of Employees, Consultants and Other Parties. I agree that during the term of the Relationship, and for a period of twelve (12) months immediately following the termination of the Relationship for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity. I will also not hire Consultants of the Company if this would adversely interfere with the consultant’s work for the Company. Further, during the Relationship and at any time following the termination of the Relationship for any reason, whether with or without cause, I shall not use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

7. At-Will Relationship. I understand and acknowledge that, except as may be otherwise explicitly provided in a separate written agreement between the Company and me, my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability, other than those provisions of this Agreement that explicitly survive the termination of the Relationship.

8. Representations and Covenants.

(a) Facilitation of Agreement. I agree to execute promptly, both during and after the end of the Relationship, any proper oath, and to verify any proper document, required to carry out the terms of this Agreement, upon the Company’s written request to do so.

(b) No Conflicts. I represent that my performance of all the terms of this Agreement does not and will not breach any agreement I have entered into, or will enter into, with any third party, including without limitation any agreement to keep in confidence proprietary information or materials acquired by me in confidence or in trust prior to or during the Relationship. I will not disclose to the Company or use any inventions, confidential or non-public proprietary information or material belonging to any previous client, employer or any other party. I will not induce the Company to use any inventions, confidential or non-public proprietary information, or material belonging to any previous client, employer or any other party. I acknowledge and agree that I have listed on Exhibit A all agreements (e.g., non-competition agreements, non-solicitation of customers agreements, non-solicitation of employees agreements, confidentiality agreements, inventions agreements, etc.), if any, with a current or former client, employer, or any other person or entity, that may restrict my ability to accept employment with the Company or my ability to recruit or engage customers or service providers on behalf of the Company, or otherwise relate to or restrict my ability to perform my duties for the Company or any obligation I may have to the Company. I agree not to enter into any written or oral agreement that conflicts with the provisions of this Agreement.

(c) Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement, that I understand and have voluntarily accepted such provisions, and that I will fully and faithfully comply with such provisions.

9. General Provisions.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to this subject matter and merges all prior discussions between us. No amendment to this Agreement will be effective unless in writing signed by both parties to this Agreement. The Company shall not be deemed hereby to have waived any rights or remedies it may have in law or equity, nor to have given any authorizations or waived any of its rights under this Agreement, unless, and only to the extent, it does so by a specific writing signed by a duly authorized officer of the Company, it being understood that, even if I am an officer of the Company, I will not have authority to give any such authorizations or waivers for the Company under this Agreement without specific approval by the Board of Directors. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

(c) Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable to any extent in any context, such provisions shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives, and my successors and assigns, and will be for the benefit of the Company, its successors, and its assigns.

(e) Arbitration. I acknowledge and agree that to the fullest extent allowed by law, and except as set forth in the last paragraph of this section (e), any controversy or claim arising out of or relating to my employment or the termination of my employment as against the Company or any of its agents or employees, and as against me, shall be finally settled by binding arbitration, employing a neutral arbitrator, and administered by the American Arbitration Association (“AAA”) under its National Rules for the Resolution of Employment Disputes. Such claims shall include, but are not limited to, any claims under (as amended) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, and any other federal, state or local statute, regulation or common law doctrine, including contract or tort, regarding employment discrimination, the terms and conditions of employment or termination of employment. Prior to invoking arbitration, I am required to try and resolve the matter through direct discussion with the board of directors of the Company.

The arbitration will be conducted in the city with an AAA office nearest to where I am or was last employed. The parties are each waiving their rights to trial by jury, in exchange for arbitration. Judgment upon any award rendered in an arbitration proceeding may be entered in any court having jurisdiction of the matter. Any controversy or claim subject to arbitration by either me or the Company shall be deemed waived, and shall be forever barred, if arbitration is not initiated within two (2) years after the later of (a) the date the controversy or claim first arose or (b) the date the claim is discovered, or if statutory rights are involved, within the time limit established by the applicable statute of limitations. To the extent statutory claims are asserted, the parties will have the same statutory remedies in arbitration as to those statutory claims as they would otherwise have had if such a claim had been filed in a court of law, including, where authorized by statute, compensatory and punitive damages, injunctive relief and attorneys’ fees. The Company will pay all costs of the AAA to administer the arbitration and the costs for the arbitrator. The prevailing party in the arbitration shall be entitled to recover its attorneys’ fees.

In any arbitration commenced pursuant to this agreement, depositions may be taken and discovery obtained as provided in the Federal Rules of Civil Procedure, subject to limitation by the arbitrator to a reasonable amount necessary for both parties to be able to present their claims and defenses. Any award by the arbitrator(s) shall be accompanied by a statement of the factual and legal bases for the award.

This agreement to arbitrate shall not apply to claims for workers’ compensation or unemployment compensation or to claims for temporary or preliminary injunctive relief arising out of or related to misappropriation of trade secrets or confidential information, unfair competition or breach of any non-competition or non-solicitation agreement between me and the Company.

(f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Agreement on the respective dates set forth below, to be effective as of the Effective Date first above written.

COMPANY: Ultragenyx Pharmaceutical, Inc.		EMPLOYEE: Emil D. Kakkis, M.D., Ph.D., an Individual

/s/ Emil Kakkis		/s/ Emil Kakkis
Name:	Emil D. Kakkis, M.D., Ph.D.	(Signature)
Title:	CEO & President	Date:	June 15, 2011
Date:	June 15, 2011
Address:
Address:

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED UNDER SECTION 2(A)

Title	Date	Identifying Number or Brief Description

☒ No inventions, improvements, or original works of authorship     (per 3(a) that relate to the Company’s businesses EDK)

☐ Additional sheets attached

Signature of Employee:	/s/ Emil D. Kakkis

Print Name of Employee:	Emil D. Kakkis

Date:	June 15, 2011

EXHIBIT B

Section 2870 of the California Labor Code is as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

EXHIBIT C

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to Ultragenyx Pharmaceutical, Inc., a California corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any Inventions (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that for twelve (12) months from the date of this Certification, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity. I will also not hire Consultants of the Company if this would adversely interfere with the consultant’s work for the Company. Further, I shall not at any time use any Confidential Information of the Company to negatively influence any of the Company’s clients or customers from purchasing Company products or services or to solicit or influence or attempt to influence any client, customer or other person either directly or indirectly, to direct any purchase of products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company.

Date:

(Employee’s Signature)
(Print Employee’s Name)

Exhibit C

Founders’ Stock Repurchase Agreement

FOUNDERS’ STOCK REPURCHASE AGREEMENT

This Agreement is made as of the 16th day of June 2011, by and between ULTRAGENYX PHARMACEUTICAL INC., (the “Company”) and the Emil Kakkis and Jenny Soriano Living Trust dated June 18, 2009 (“Founders”).

WHEREAS, Founders jointly own 8,000,000 shares of the Company’s common stock (the “Shares”), and

WHEREAS, the Company proposes to enter into a Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with certain investors (the “Investors”), and

WHEREAS, Founders, as the principal shareholders of the Company, expect to derive benefit from the Investors’ investment in the Company,

WHEREAS, Emil D. Kakkis, M.D., Ph.D. (“Executive”), and the Company are entering into an Executive Employment Agreement to which this Agreement is Attached as Exhibit C, and capitalized terms not otherwise defined herein shall have the meanings given in the Employment Agreement, and

WHEREAS, execution of this Agreement, by the Company and Founders, is a condition to the Investors’ obligation to buy stock under the Series A Purchase Agreement; and Founders are willing to enter into this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and representations herein set forth, and in consideration of the Investors’ agreement to purchase Series A Preferred Stock pursuant to the Series A Purchase Agreement, the parties agree that the Company shall have the following repurchase right with respect to the Shares, including with respect to Shares acquired by Executive prior to his employment with the Company:

1. Repurchase Option. In the event that: (i) Executive’s employment or consulting relationship with the Company is terminated by the Company or its successor for Cause, or (ii) Executive voluntarily terminates his employment or consulting relationship with the Company or its successor for other than Good Reason, the Company shall have the irrevocable, exclusive option, exercisable for 90 days (the “Repurchase Period”) from the date upon which the Executive shall so cease to be employed or continues to be a consultant (as reasonably fixed and determined by the Company) (the “Termination Date”) to purchase from Founders up to 8,000,000 of the Shares at a price (the “Option Price”) of $0.01 per share (such number and such price being subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon common stock or common stock equivalents), other than any of such Shares with respect to which this repurchase option (the “Repurchase Option”) has lapsed as described in Section 2.

2. Lapsing of the Repurchase Option. On the anniversary of the date of this Agreement, the Company’s Repurchase Option shall lapse with respect to 50% of the Shares. After the first anniversary of the date of this Agreement, the Company’s Repurchase Option shall lapse with respect to an additional 12.5% of the Shares at the end of each 90 day period thereafter; provided, however, that the Company’s Repurchase Option shall cease to lapse with respect to any additional shares after the Termination Date. The Company’s Repurchase Option shall lapse with respect to 100% percent of the Shares if: (i) Executive’s employment with the Company is terminated (a) by the Company or its successor without Cause or (b) By Death or Disability, or (ii) Executive voluntarily terminates his employment with the Company or its successor for Good Reason.

3. Procedure. If the Company desires to exercise its Repurchase Option, it shall notify the Founders (the “Repurchase Notice”), stating the number of Shares the Company is electing to purchase and the Option Price, prior to the expiration of the Repurchase Period. The sale shall be effect at the offices of the Company on 7th day following the date of the Repurchase Notice (if such day is a not a business day then on the next succeeding business day) by Escrow Agent’s delivery to the Company of a certificate or certificates evidencing the shares to be purchased by it, duly endorsed for transfer to the Company, against payment to Founders by the Company of the Option Price for each such Share.

4. Restriction on Transfer. None of the Shares subject to the Repurchase Option or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the lapsing of the Company’s Repurchase Option on such Shares in accordance with the provisions of this Agreement.

5. Legends. (a) All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

(b) The certificates for Shares shall also bear the following legend and any other legends required by applicable state corporate or securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT BETWEEN THE HOLDER AND THE COMPANY.

6. Escrow. As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of the Shares upon exercise of the Repurchase Option herein provided for, Founders agree to deliver to and deposit with the Secretary of the Company, or such other person designated by the Company, as escrow agent in this transaction (“Escrow Agent”), two stock assignments duly endorsed (with date and number of shares blank) in substantially the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Founders set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

7. Miscellaneous.

(a) Subject to the provisions and limitations hereof, Founders may, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Shares deposited in said escrow.

(b) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, addressed to Founders at the address shown in the Company’s employment records for the Executive and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(d) Subject to the terms and conditions of this Agreement, the Company may assign its rights and delegate its duties under this Agreement, including paragraphs 1 and 3 hereof. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Founders, their heirs, executors, administrators, successors and assigns.

(e) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Executive’s employment, for any reason, with or without cause.

(f) This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

(g) Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

(h) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

8. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of California without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: ULTRAGENYX PHARMACEUTICAL INC.		FOUNDERS: THE EMIL KAKKIS AND JENNY SORIANO LIVING TRUST DATED JUNE 18, 2009

By:	/s/ Emil Kakkis	By:	/s/ Emil Kakkis
	(Signature)	Name:	Emil D. Kakkis, M.D., Ph.D.
		Title:	Trustee

Name:	Emil Kakkis	By:	/s/ Jenny Soriano
Title:	CEO	Name:	Jenny Soriano
		Title:	Trustee
Fax:	(415) 884-0562	Fax:	(415) 898-8457

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Founders’ Stock Repurchase Agreement dated as of June 16, 2011(the “Agreement”) the Emil Kakkis and Jenny Soriano Living Trust, dated June 18, 2009 hereby sells, assigns and transfers unto                      (            ) shares of the Common Stock of Ultragenyx Pharmaceutical Inc. standing in the undersigned’s name on the books of said corporation represented by certificate no.                      herewith, and does hereby irrevocably constitute and appoint                      attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

The Emil Kakkis and Jenny Soriano Living Trust, dated June 18, 2009

By:	/s/ Emil D. Kakkis
Emil D. Kakkis, Trustee

By:	/s/ Jenny Soriano
Jenny Soriano, Trustee

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its “Repurchase Option” as set forth in the Agreement without requiring additional signatures on the part of the Founders.

EXHIBIT B

JOINT ESCROW INSTRUCTIONS

June 16, 2011

Secretary

Ultragenyx Pharmaceutical Inc.

77 Digital Drive, Suite 210

Novato, CA 94949

RE: Joint Escrow Instructions

Dear Sir or Madam:

As Escrow Agent for both Ultragenyx Pharmaceutical Inc., (“Company”), and the Emil D. Kakkis and Jenny Soriano Living Trust dated June 18, 2009 (the “Founders”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Founders’ Stock Repurchase Agreement (“Agreement”) between the Company and the undersigned, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) exercises the Repurchase Option set forth in the Agreement, the Company shall give to Founders and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Founders and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, in accordance with the Agreement, against the simultaneous delivery to you of the purchase price (by check) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

3. Each Founder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Each Founder does hereby irrevocably constitute and appoint you as their attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Founders shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. Upon written request of a Founder, but no more than once per calendar year, unless the Repurchase Option has been exercised, you will deliver to Founders a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Within 100 days after cessation of Emil D. Kakkis’ continuous employment by the Company or consulting services to the Company, or any parent or subsidiary of the Company, you will deliver to Founders a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Founders, you shall deliver all of same to Founder and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for a Founder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own or the Company’s attorneys shall be conclusive evidence of such good faith.

8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9. You shall not be liable for the expiration of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

10. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will reimburse you for your reasonable legal fees and expenses.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. Each party shall be obligated to notify the Company in writing of any change in address. Notice of change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

Ultragenyx Pharmaceuticals Inc.

77 Digital Drive, Suite 210

Novato, CA 94949

Attn: President

Founders’ Notice Address:

The Emil Kakkis and Jenny Soriano Living Trust, dated June 18, 2009

Escrow Agent’s Notice Address:

Ultragenyx Pharmaceuticals Inc.

77 Digital Drive, Suite 210

Novato, CA 94949

Attn: Secretary

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow instructions; you do not become a party to the Agreement.

16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

[Signature Page to Follow]

Very truly yours,

COMPANY:

Ultragenyx Pharmaceutical Inc.

By:	/s/ Emil Kakkis
Name:	Emil Kakkis
Its:	CEO

FOUNDERS:

The Emil Kakkis and Jenny Soriano Living Trust, dated June 18, 2009

/s/ Emil Kakkis
Emil D. Kakkis, Trustee

/s/ Jenny Soriano
Jenny Soriano, Trustee

ESCROW AGENT:

, Secretary
Name:

9